AMENDMENT NO. 1 AND WAIVER

This Amendment No. 1 and Waiver (this “Amendment”), dated as of January 31, 2005, is entered into by and between PACIFIC BIOMETRICS, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Secured Convertible Term Note, dated May 28, 2004 (as amended, modified or supplemented from time to time, the “Term Note”) issued by the Company to Laurus and (ii) that certain Registration Rights Agreement, dated as of May 28, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note and the Registration Rights Agreement as set forth herein; and

WHEREAS, Laurus has agreed to waive all Events of Default that, to the knowledge of Laurus, may have occurred and are continuing on the date hereof (the “Existing Events of Default”), including, without limitation, that certain event consisting of the failure by the Company to make its scheduled amortization payment on the first business day of each of December and January in accordance with the terms of the Term Note and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 200,000 shares of the Common Stock of the Company (the “New Warrant”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Laurus and the Company hereby agree that the Company shall not be required to pay the principal portion of any Monthly Amount due on the first business day of December 2004, January 2005, February 2005, March 2005, April 2005 and May 2005 on such dates, and instead the principal portion of such Monthly Amounts shall be due and payable on the Maturity Date.

2. Laurus and the Company hereby agree that the definitions of “Effectiveness Date”, “Filing Date” and “Registrable Securities” set forth in the Registration Rights Agreement shall be deleted in their entirety and the following new definitions shall be inserted in lieu thereof:

“Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, October 1, 2004, (ii) with respect to the Registration Statement required to be filed in connection with the New Warrant, a date no later than June 1, 2005 and (iii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

“Filing Date” means, with respect to (i) the initial Registration Statement required to be filed hereunder, a date no later than July 3, 2004, (ii) the New Warrant (as defined in that certain Amendment No.1 and Waiver, dated as of January 31, 2005, by and between the Company and Laurus), a date no later than March 15, 2005 and (iii) with respect to  shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.4 of the Secured Convertible Term Note or Section 4 of the Warrant or otherwise, sixty (60) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price.

“Registrable Securities” means the shares of Common Stock issuable upon the conversion of the Note, the exercise of the Warrants and the exercise of the New Warrant (as defined in that certain Amendment No.1 and Waiver, dated as of January 31, 2005, by and between the Company and Laurus).

3. Section 2(a) of the Registration Rights Agreement is hereby amended by deleting the date “May 28, 2007” set forth therein and inserting the date “January 31, 2008” in lieu thereof.

4. Laurus hereby waives each Existing Event of Default that may have occurred and is continuing on the date hereof.

5. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus and (ii) the execution and delivery of the New Warrant by the Company to Laurus.

6. Except as specifically set forth in this Amendment, there are no other amendments to the Term Note or the Registration Rights Agreement, and all of the other forms, terms and provisions of the Term Note and the Registration Rights Agreement remain in full force and effect.

7. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment, (i) no Event of Default exists and is continuing and (ii) all representations, warranties and covenants made by Company in connection with the Term Note and the Registration Rights Agreement are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

PACIFIC BIOMETRICS, INC.

By: Name: Title:	/s/ Ronald R. Helm Ronald R. Helm Chief Executive Officer

LAURUS MASTER FUND, LTD.

By: /s/

Name:

Title: